Exhibit 99.1

Agency Contact:                Investor Contact:                           Company Contact:
--------------                 ----------------                            ----------------
Chad Hill                      Ron Stabiner                                John Moynahan
Hill Communications            The Wall Street Group                       SVP & CFO
(510) 538-8916                 (212) 888-4848                              (703) 631-6925
hillcomm@earthlink.net         rstabiner@thewallstreetgroup.com            investorrel@xybernaut.com
----------------------         --------------------------------            -------------------------

                        XYBERNAUT(R)COMPLETES $18 MILLION
                    INSTITUTIONAL PLACEMENT OF COMMON STOCK

                Institutional Ownership Doubles to More than 15%

FOR IMMEDIATE RELEASE:
----------------------

NOVEMBER 15, 2000, FAIRFAX, VA - XYBERNAUT CORPORATION (NASDAQ: XYBR), the leader in mobile wearable computing and wireless communications, today announced that it had recently placed $18 million of common stock with institutions, with $15 million of this amount completed this week. The placements were structured as a sale of common stock valued at a discount to past market prices without reset or repricing provisions. The institutions also received warrants to purchase stock that would raise an additional $9 million for the Company if fully exercised.

"We are pleased that we were able to complete the largest single financing in Company history despite some very difficult market conditions," stated Edward G. Newman, Chairman and CEO of Xybernaut. "More significant is the addition to our base of institutional shareholders who understand the potential for the wearable computing and communications markets and Xybernaut's leadership role in these markets. Based on available 13F reports and this financing, our institutional ownership has increased to the 15% to 20% range from less than 1% at the end of March 2000. This financing allows us to move forward with confidence to execute our business plan and aggressively strengthen our extensive intellectual property."

ABOUT XYBERNAUT CORPORATION:

Since its founding in 1990, Xybernaut has been the leading provider of mobile, wearable computing hardware, software and services, bringing wireless communications and full-function Pentium computing power in a hands-free design to people when and where required. With over 500 patent applications granted or pending worldwide, Xybernaut is well positioned to continue its leadership role in this market. The Mobile Assistant IV (MA IV(R)), Xybernaut's current mobile, wearable PC, runs all major operating systems on Intel x86 architecture, such as Windows or Linux. With the MA IV, customers can realize immediate productivity increases and savings in maintenance and repair, diagnosis, inspection, inventory control and data collection procedures. Xybernaut provides management and information technology consulting services, along with asset management software, for telecommunications systems, roads, waterways, railways, utility, pipelines, and other. Solutions have been developed for all major operating systems and architectures. Xybernaut's target markets include manufacturing, distribution, transportation, government, and utilities. Headquartered in Fairfax, Virginia, Xybernaut has offices and subsidiaries in Europe and Asia. Visit Xybernaut's web site at www.xybernaut.com.


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

XYBERNAUT COMPLETES $18 MILLION PLACEMENT/PAGE 2 OF 2

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.



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